Exhibit 10.1

EIGHTH AMENDMENT TO EMPLOYMENT AGREEMENT

This is the Eighth Amendment to the Employment Agreement (“Agreement”) between Lindsay Corporation, a Delaware corporation (“LINDSAY”) and Richard W. Parod (“PAROD”), which was entered into on March 8, 2000, and under which PAROD commenced employment on April 5, 2000, and was previously amended on May 2, 2003, December 22, 2004, March 20, 2007, December 22, 2008, January 26, 2009, February 25, 2010 and January 31, 2011.

I.

Paragraph 2 of the Agreement is hereby amended to extend the Term of the Agreement for two additional years, so that, unless terminated at an earlier date in accordance with Paragraph 4 of the Agreement, the Term shall continue in effect until April 5, 2015.

II.

All other terms and conditions of the Agreement are hereby ratified and confirmed. All defined terms which are used herein shall have the same meaning as in the Agreement, except as modified herein.

IN WITNESS WHEREOF, the parties have executed the Eighth Amendment to the Agreement to be effective on the later date set forth below when the Agreement has been executed by both parties.

RICHARD W. PAROD	LINDSAY CORPORATION

/s/ Richard W. Parod	/s/ Michael N. Christodolou
Richard W. Parod	Michael N. Christodolou
Chairman of the Board
Date: November 29, 2012	Date: November 29, 2012